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                                                                   Exhibit 99.13

                             [FINANCIAL STATEMENTS]

THE FOLLOWING FINANCIAL STATEMENTS, WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, WILL BE INCLUDED IN A SUPPLEMENTAL FILING IN APRIL 2006 UNDER RULE 485(b):

FINANCIALS FOR SEPARATE ACCOUNT II OF INTEGRITY LIFE INSURANCE COMPANY FOR DECEMBER 31, 2005; AND

FINANCIALS FOR INTEGRITY LIFE INSURANCE COMPANY(STATUTORY BASIS)FOR YEARS ENDED DECEMBER 31, 2005 AND 2004